       As filed with the Securities and Exchange Commission on February 29, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             NETRO CORPORATION, INC.
             (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                        77-0395029
(State of incorporation)                    (I.R.S. Employer Identification No.)


                              3860 N. FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                    (Address of principal executive offices)

                             -----------------------

                             1996 STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                      2000 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                               MICHAEL T. EVERETT
              CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT
                             NETRO CORPORATION, INC.
                              3860 N. FIRST STREET
                               SAN JOSE, CA 95134
                                 (408) 216-1500
 (Name, address and telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:

                                  Tae Hea Nahm
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488


               (Calculation of Registration Fee on following page)

------------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum  Proposed Maximum    Amount of
                                        Maximum Amount to   Offering Price      Aggregate       Registration
Title of Securities to be Registered     be Registered(1)     Per Share       Offering Price         Fee
------------------------------------------------------------------------------------------------------------
2000 NON-EXECUTIVE STOCK OPTION PLAN
   Common Stock, $0.001 par value......   2,000,000 shares     $34.719(2)      $69,437,500.00     $18,331.50

1996 STOCK OPTION PLAN
   Common Stock, $0.001 par value......   3,000,000 shares     $34.719(2)     $104,156,250.00     $27,497.25

1999 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock, $0.001 par value......   1,000,000 shares     $29.511(3)      $29,510,937.50      $7,790.89

                  TOTAL                   6,000,000 shares                    $203,104,687.50     $53,619.64
                  =====                   ================                    ===============     ==========

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices reported in the consolidated reporting system by The Nasdaq Stock Market as of February 23, 2000.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices reported in the consolidated reporting system by The Nasdaq Stock Market as of February 23, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Form S-1 Registration Statement under the Securities Act of 1933 filed on February 18, 2000, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registration Statement referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 on August 6, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, attorneys of Venture Law Group and an investment partnership controlled by Venture Law Group beneficially own an aggregate of 145,453 shares and options for 25,000 shares of the Registrant's common stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

          Exhibit No.
          -----------
              5.1        Opinion of Venture Law Group, a Professional Corporation
                         (see p. 7).

             23.1        Consent of Venture Law Group, a Professional Corporation
                         (included in Exhibit 5.1).

             23.2        Consent of Independent Public Accountants (see p. 8).

             24.1        Powers of Attorney (see p. 6).

---------------

Item 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, NETRO CORPORATION, INC., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this February 28, 2000.

                                        NETRO CORPORATION, INC.


                                        By: /s/ Michael T. Everett
                                           -------------------------------------
                                           Michael T. Everett
                                           Chief Financial Officer and
                                           Executive Vice President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gideon Ben-Efraim and Michael T. Everett, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                          Date
          ---------                              -----                          ----
/s/ Gideon Ben-Efraim            President and Chief Executive Officer    February 28, 2000
------------------------------   (Principal Executive Officer) and
Gideon Ben-Efraim                Director

/s/ Michael T. Everett           Chief Financial Officer and Executive    February 28, 2000
------------------------------   Vice President (Principal Financial
Michael T. Everett               and Accounting Officer)

/s/ Richard Moley                Director                                 February 28, 2000
------------------------------
Richard Moley

/s/ Thomas R. Baruch             Director                                 February 28, 2000
------------------------------
Thomas R. Baruch

/s/ Neal Douglas                 Director                                 February 24, 2000
------------------------------
Neal Douglas

/s/ Irwin Federman               Director                                 February 28, 2000
------------------------------
Irwin Federman

/s/ John Walecka                 Director                                 February 28, 2000
------------------------------
John Walecka

/s/ Robert Wynne                 Director                                 February   , 2000
-----------------------------
Robert Wynne


                               INDEX TO EXHIBITS

Exhibit No.                                                                Page No.
-----------                                                                --------
    5.1        Opinion of Venture Law Group, a Professional Corporation
               (see p. 7).                                                     7

   23.1        Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).                                      7

   23.2        Consent of Independent Public Accountants (see p. 8).           8

   24.1        Powers of Attorney (see p. 6).                                  6